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                                                               EXHIBIT 23.1

         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the incorporation by reference in the Registration Statements (Form S-8 No.'s 333-26743, 333-61467, 333-74490 and 333-118861) of
Cenveo, Inc. of our reports dated February 28, 2007, except for the fourth paragraph of Note 3 as to which the date is June 26, 2007, with respect to the consolidated financial statements and schedule of Cenveo, Inc., Cenveo, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Cenveo, Inc., included in this Annual Report (Form 10-K/A) for the year ended December 31, 2006.

                                                /S/  ERNST & YOUNG LLP
                                          ---------------------------------

Stamford, Connecticut
June 26, 2007